Exhibit 99.1

LINN ENERGY, LLC

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES –
ASSETS TO BE ACQUIRED FROM PLAINS EXPLORATION & PRODUCTION COMPANY

INDEX

Financial Information	Page Number

Independent Auditors’ Report	2
Statements of Revenues and Direct Operating Expenses	3
Notes to Statements of Revenues and Direct Operating Expenses	4

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Unitholders
Linn Energy, LLC:

We have audited the accompanying Statement of Revenues and Direct Operating Expenses – Assets to be acquired from Plains Exploration & Production Company (“Plains”) for the year ended December 31, 2010.  This financial statement is the responsibility of Linn Energy, LLC management.  Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 1.  The presentation is not intended to be a complete presentation of the properties described above.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the Revenues and Direct Operating Expenses – Assets to be acquired from Plains for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Houston, Texas
December 12, 2011

LINN ENERGY, LLC

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES –
ASSETS TO BE ACQUIRED FROM PLAINS EXPLORATION & PRODUCTION COMPANY

Year Ended December 31, 2010, and
Nine Months Ended September 30, 2011, and September 30, 2010

(in thousands)

	Nine Months Ended		Year Ended
	September 30, 2011	September 30, 2010	December 31, 2010
	(unaudited)		(audited)

Revenues – oil and natural gas sales	$120,950	$43,400	$63,101
Direct operating expenses	31,348	11,695	17,046
Excess of revenues over direct operating expenses	$89,602	$31,705	$46,055

The accompanying notes are an integral part of the Statements of Revenues and Direct Operating Expenses.

LINN ENERGY, LLC

ASSETS TO BE ACQUIRED FROM PLAINS EXPLORATION & PRODUCTION COMPANY
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Year Ended December 31, 2010, and
Nine Months Ended September 30, 2011, and September 30, 2010

Note 1 – Basis of Presentation

On November 3, 2011, the Company entered into a definitive purchase and sale agreement to acquire certain oil and natural gas properties (“Properties”) located primarily in the Granite Wash of Texas and Oklahoma from Plains Exploration & Production Company (“Plains”).  The Company anticipates the acquisition will close December 15, 2011, for an estimated closing price of approximately $570 million, subject to closing conditions, and will be financed with proceeds from borrowings under its revolving credit facility.

The accompanying statements of revenues and direct operating expenses were prepared from the historical accounting records of Plains.  These statements are not intended to be a complete presentation of the results of operations of the Properties to be acquired from Plains.  The statements do not include general and administrative expense, effects of derivative transactions, interest income or expense, depreciation, depletion and amortization, any provision for income tax expenses and other income and expense items not directly associated with revenues from the Properties.  Historical financial statements reflecting financial position, results of operations and cash flows required by United States of America generally accepted accounting principles (“GAAP”) are not presented as such information is not readily available and not meaningful to the Properties.  Accordingly, the accompanying statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  These estimates and assumptions are based on management’s best estimates and judgment.  Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances.  Such estimates and assumptions are adjusted when facts and circumstances dictate.  As future events and their effects cannot be determined with precision, actual results could differ from these estimates.  Any changes in estimates resulting from continuous changes in the economic environment will be reflected in the financial statements in future periods.

Revenues representative of the ownership interest in the Properties to be acquired from Plains are presented on a gross basis on the statements of revenues and direct operating expenses.  Sales of oil and natural gas are recognized when the product has been delivered to a custody transfer point, persuasive evidence of a sales arrangement exists, the rights and responsibility of ownership pass to the purchaser upon delivery, collection of revenue from the sale is reasonably assured, and the sales price is fixed or determinable.

The statements of revenues and direct operating expenses for the nine months ended September 30, 2011, and September 30, 2010, are unaudited, but in the opinion of management include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of the interim periods.

Note 2 – Commitments and Contingencies

Pursuant to the terms of the purchase and sale agreement between Plains and LINN Energy, certain liabilities arising in connection with ownership of the Properties prior to the effective date are retained by Plains.  Notwithstanding this indemnification, LINN Energy is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct operating expenses.

LINN ENERGY, LLC

ASSETS TO BE ACQUIRED FROM PLAINS EXPLORATION & PRODUCTION COMPANY
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES – Continued

Year Ended December 31, 2010, and
Nine Months Ended September 30, 2011, and September 30, 2010

Note 3 – Subsequent Events

Management has evaluated subsequent events through December 12, 2011, the date the statements of revenues and direct operating expenses were available to be issued, and has concluded no events need to be reported during this period.

Note 4 – Supplemental Oil and Natural Gas Reserve Information (Unaudited)

Estimated Quantities of Proved Oil and Natural Gas Reserves

Estimated quantities of proved oil and natural gas reserves at December 31, 2010, and changes in the reserves during the year, are shown below.  These reserve estimates have been prepared in compliance with the SEC regulations using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month.

	Natural Gas (MMcf)	Oil (MBbls)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of year	72,292	1,521	81,415
Extension and discoveries	102,406	13,591	183,956
Production	(6,721)	(702)	(10,934)
End of year	167,977	14,410	254,437
Proved developed reserves:
Beginning of year	45,017	964	50,801
End of year	50,773	4,923	80,312
Proved undeveloped reserves:
Beginning of year	27,275	557	30,614
End of year	117,204	9,487	174,125

Standardized Measure of Discounted Future Net Cash Flows

Information with respect to the standardized measure of discounted future net cash flows relating to proved reserves is summarized below.  Future cash inflows are computed by applying applicable prices relating to the Properties’ proved reserves to the year-end quantities of those reserves.  Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions.  There are no future income tax expenses because the Company is not subject to federal income taxes.

LINN ENERGY, LLC

ASSETS TO BE ACQUIRED FROM PLAINS EXPLORATION & PRODUCTION COMPANY
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES – Continued

Year Ended December 31, 2010, and
Nine Months Ended September 30, 2011, and September 30, 2010

December 31, 2010
(in thousands)

Future estimated revenues	$1,477,079
Future estimated production costs	(356,469)
Future estimated development costs	(413,916)
Future net cash flows	706,694
10% annual discount for estimated timing of cash flows	(444,176)
Standardized measure of discounted future net cash flows	$262,518

Representative NYMEX prices: (1)
Natural gas (MMBtu)	$4.38
Oil (Bbl)	$79.43

(1)
In accordance with SEC regulations, reserves at December 31, 2010, were estimated using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.  The price used to estimate reserves is held constant over the life of the reserves.

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows during the year ended December 31, 2010 (in thousands):

Sales of oil and natural gas produced during the period	$(46,055)
Changes in estimated future development costs	(120,343)
Net change in sales prices and production costs related to future production	70,265
Net change due to revisions in quantity estimates	353,939
Accretion of discount	4,680
Changes in production rates and other	(46,771)
$215,715

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions.  Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions.  The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control.  Actual future prices and costs are likely to be substantially different from the current prices and costs utilized in the computation of reported amounts.  Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.